Exhibit (b)

ABERDEEN GLOBAL INCOME FUND, INC.

A Maryland Corporation

BYLAWS

Amended and Restated

as of December 9, 2008

Section 14.	Director Emeritus	31
Section 15.	Organization	31
Section 16.	Telephone Meetings	31
Section 17.	Reliance	32

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BYLAWS

OF

ABERDEEN GLOBAL INCOME FUND, INC.

(A MARYLAND CORPORATION)

ARTICLE I

NAME OF CORPORATION, LOCATION OF

OFFICES AND SEAL

Section 1.          Name.  The name of the Corporation is Aberdeen Global Income Fund, Inc.

Section 2.          Principal Offices. The Corporation may establish and maintain such offices and places of business as the Board of Directors may, from time to time, determine.

Section 3.          Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE II

STOCKHOLDERS

Section 1.          Place of Meeting. All meetings of the stockholders shall be held at the principal executive office of the Corporation or at such other place within the United States as may from time to time be set by the Board of Directors and stated in the notice of such meeting.

Section 2.          Annual Meetings. An annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors shall select.

Section 3.          Special Meetings. (a)  Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors, the President or a majority of the Board of Directors and shall be held at such time and place as may be designated by the Chairman of the Board of Directors, the President or a majority of the Board of Directors, whoever has called the meeting, and stated in the notice of the meeting. A special meeting of the stockholders to act upon any matter that may properly be submitted to a vote of stockholders shall also be called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)          Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)     In order for any stockholder to request a special meeting to act on any matter that may properly be submitted to a vote of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the Special Meeting Request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c)  set forth (A) the class, series and number of all shares of stock or other securities of the Corporation, if any, which are owned (beneficially or of record) by such stockholder, (B) the nominee holder for, and number of, any shares of stock or other securities of the Corporation, if any, owned beneficially but not of record by such stockholder and (C) all information relating to such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies in connection with each such matter in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)     The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

                        (4)     In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, President or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

                        (5)     If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary: (i) if the notice of meeting has not already been mailed, the Secretary shall refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on a matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)     The Chairman of the Board of Directors, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)     For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

Section 4.          Notice of Meetings. The Secretary shall cause written or printed notice stating the place, date and hour, and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder’s residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing, by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other means permitted by Maryland law. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders’ meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders’ meeting to another time or place need not be given if such time and place are announced at the meeting. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Subject to Section 11(a) or Section 12(a) of this Article II, as applicable, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 5.          Quorum; Adjournment of Meetings. The presence at any stockholders’ meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure. In the absence of a quorum, (a) the chairman of the meeting or (b) the stockholders entitled to vote at such meeting, present in person or by proxy, by a vote of a majority of the votes validly cast, may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.          Voting and Inspector. Unless otherwise provided by statute or the Charter, at each stockholders’ meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed for the meeting (and each stockholder of record holding fractional shares, if any, shall have proportionate voting rights). Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. Stockholders may vote their shares owned of record either in person or by proxy executed by such stockholder or by his duly authorized agent in any manner permitted by law. Except as otherwise specifically provided in the Charter or these Bylaws or as required by provisions of the Investment Company Act of 1940, as amended from time to time ("1940 Act"), all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any manner determined by the chairman of the meeting.

The Board of Directors or the chairman of the meeting may, before or at the meeting, appoint one or more inspectors for any meeting of stockholders. The inspectors, if any, shall (i)

determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 7.          Stockholders Entitled to Vote. Except as otherwise required by law, if the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders’ meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 8.          Validity of Proxies, Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed by the stockholder or by his duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization shall be filed with the Secretary of the Corporation before or at the meeting. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be taken in charge of and all ballots shall be received and canvassed by the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector has been appointed, in which event such inspector shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 9.          Organization and Conduct of Stockholders’ Meetings. The meetings of the stockholders shall be presided over by an individual appointed by the Board of Directors or, in the absence of such appointment, by the President, or if he is not present, by the Chairman of the Board, or if he is not present, by any Vice President, or if none of them is present, then any other officer of the Corporation appointed by the President to act on his behalf shall preside over the meeting. The Secretary of the Corporation, if present, shall act as the secretary of such meeting or, if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then any such person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action of the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting; (h) determining when the polls should be opened and closed; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10.        Action Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting to the fullest extent permitted by law and the Charter.

Section 11.        Advance Notice of Stockholder Nominations for Director and Other Stockholder Proposals. The provisions of this Section 11 shall apply to any meeting of stockholders other than the annual meeting of stockholders to be held in 2009 (the "2009 Annual Meeting").

(a)        Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of any individual so nominated or on any such other business and who has complied with this Section 11(a).

(2)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3)	Such stockholder’s notice shall set forth the following information:

(i)   as to each individual whom the stockholder proposes to nominate for election or reelection as a Director (each, a "Proposed Nominee"), (A) the name or names, age, date of birth, business address, residence address and nationality of such Proposed Nominee, (B) whether such stockholder believes the Proposed Nominee is, or is not, an "interested person" of the Corporation (as defined in the 1940 Act), and, if not an "interested person", information regarding the Proposed Nominee that will be sufficient for the Board of Directors or any committee thereof or any authorized officer of the Corporation to make such determination, (C) sufficient information to enable the Nominating Committee of the Board of Directors to make the determination as to the Proposed Nominee’s qualifications required under Article III, Section 2(c) of the Bylaws and (D) the Proposed Nominee’s written, signed and notarized statement confirming the Proposed Nominee’s consent to being named in the proxy statement and intention to serve as a Director, if elected;

(ii)   as to any business other than the nomination of an individual for election or reelection as a Director that the stockholder proposes to bring before the meeting, a description of the nature of the proposed matter to be considered by stockholders stated with reasonable particularity, including the exact text of any proposal to be presented for adoption, the reasons for conducting such business at the meeting of stockholders, and a brief written statement of the reasons why the proposal is in the best interest of the stockholders;

(iii)   as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person (as defined in Section 11(c)(4) of this Article II),

(A)   the class, series and number of all shares of stock or other securities of the Corporation (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition and an explicit description of each Derivative Instrument (as defined in Section 11(c)(6) below) which such stockholder, Proposed Nominee or Stockholder Associated Person has entered into or is a party to or beneficiary of and the number, class and series to which such Derivative Instrument relates,

(B)   the nominee holder for, and number of, any Company Securities and the nominee holder for each Derivative Instrument owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person and evidence establishing such beneficial owner’s indirect ownership of, and, if applicable, entitlement to vote, such Company Securities or Derivative Instrument,

(C)   whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit from changes in the price of (x) Company Securities or (y) any combination of securities owned by the Corporation that represent more than 30% by value of the Corporation’s assets, as reported in the most recent schedule of investments filed by the Corporation with the Securities and Exchange Commission or as the Corporation otherwise makes publicly available ("Portfolio Securities"), for such stockholder, Proposed Nominee or Stockholder Associated Person or (ii) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any issuer of any Portfolio Securities) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, the Portfolio Securities), and, if applicable, the number, class and series of Company Securities (or, as applicable, Portfolio Securities) to which such transaction, agreement, arrangement or understanding relates and

(D)   any economic interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series;

                                    (iv)   as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)   the name and address and telephone number of such stockholder, as they appear on the Corporation’s stock ledger, and the current name, business address, residence address and telephone number of such stockholder, if different, each such Stockholder Associated Person and any Proposed Nominee,

(B)   all other information relating to such stockholder and any such Stockholder Associated Person that would be required to be disclosed in the solicitation of proxies for election of Directors in an election contest (even if an election contest is not involved), all other information relating to any Proposed Nominee that would be required to be disclosed in the solicitation of proxies for election of the Proposed Nominee in an election contest (even if an election contest is not involved) and all other documents, materials or information relating to such stockholder, each such Stockholder Associated Person and any Proposed Nominee that would otherwise be required in connection with any such solicitation, in each case, pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder and

(C)   the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person that is not an individual and a copy of the most recent prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

                                    (v)  to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting any Proposed Nominee or any other proposal of business on the date of such stockholder’s notice.

(4)     In addition to the information expressly required to be provided in a written notice pursuant to Section 11(a)(3) above, the stockholder shall also provide such other information as the Board of Directors may reasonably request in order to assess whether the matter is a proper matter for stockholder consideration and determine a position with respect to such proposal. Furthermore, with respect to the requirements of this Section 11(a)(3)(i), the Board of Directors may require any individual proposed for nomination to the Board of Directors to furnish such other information as the Board of Directors may reasonably require or deem necessary to determine the eligibility of such individual to serve as a Director.

(5)     Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the Board of Directors increases the number of Directors to be elected at the meeting in accordance with Article III, Section 2(a) of these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)        Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the

Corporation’s notice of the meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of any individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event that the purpose of any special meeting of stockholders shall be to elect one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director if the stockholder’s notice, containing the information required by subsection (a)(3) of this Section 11, shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)        General    (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

     (2)     Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

    (3)     For purposes of this Section 11, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or other widely circulated news or wire service or (ii) in a document publicly filed by the

Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

 (4)     For purposes of this Section 11, "Stockholder Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder Associated Person.

(5)     Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the 1940 Act and any rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) ("Rule 14a-8") under the Exchange Act. Rule 14a-8 shall govern exclusively the Corporation’s obligation to include a stockholder proposal in the Corporation’s proxy statement. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing by a stockholder of an effective Schedule 14A under Section 14(a) of the Exchange Act.

(6)     "Derivative Instrument" shall mean any swap, short interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the price of any

Company Security or with a value derived in whole or in part from the value of any Company Security (including any value derived in whole or in part from any decrease in the price of any Company Security), whether or not such instrument or right shall be subject to settlement in stock of the Corporation or otherwise.

Section 12.        Stockholder Proposals at the 2009 Annual Meeting. The provisions of this Section 12 shall apply only to business proposed by a stockholder or nominations of individuals to be elected as directors at the 2009 Annual Meeting.

(a)        No business proposed by a stockholder to be considered at the 2009 Annual Meeting shall be considered by the stockholders and no individual nominated by a stockholder for election as a director is eligible to be elected as a director at that meeting unless, in each case, no less than 90 days nor more than 120 days prior to the first anniversary date ("anniversary date") of the annual meeting of stockholders held in 2008, or, if the 2009 Annual Meeting is not scheduled to be held within a period that commences 30 days before the anniversary date and ends 30 days after the anniversary date, by the later of the close of business on the date 90 days prior to such meeting or 14 days following the date such meeting is first publicly announced or disclosed, the Secretary of the Corporation receives a written notice from the stockholder proposing a business matter or nominee to be considered at the 2009 Annual Meeting that sets forth the information required by Section 12(b) of this Article II.

(b)        The written notice or written request to the Secretary of the Corporation, required to be provided pursuant to Section 12(a) of this Article II, shall include the following information: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the meeting of stockholders, (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder, (3) any interest of the stockholder in the proposed business, (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any, and (5) with respect to each nominee, that nominee’s name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

(c)        The chairman of the 2009 Annual Meeting shall determine whether notice of matters proposed to be brought before the meeting has been duly given in the manner provided by this Section 12. If the facts warrant, the chairman shall declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 12, and, it, therefore, shall not be considered or transacted.

(d)        The requirement of the Corporation to include in the Corporation’s proxy statement for the 2009 Annual Meeting a stockholder proposal shall be governed by Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-8) ("Rule 14a-8"). Accordingly, the deadline for including a stockholder proposal in the Corporation’s proxy statement shall be governed by Rule 14a-8.

(e)        The adjournment of the 2009 Annual Meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 12.

(f)        For purposes of this Section 12, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Corporation to a national news service or contained in a document publicly filed by the Corporation with the Securities and Exchange Commission.

ARTICLE III

BOARD OF DIRECTORS

Section 1.          Powers. Except as otherwise provided by law, by the Charter or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under the authority of, its Board of Directors. The Board of Directors shall designate a Chairman of the Board of Directors who shall preside at all meetings of the Board of Directors, and who shall exercise such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 2.Number; Terms; Qualifications.

(a)        Number of Directors. The Board of Directors shall consist of no fewer than three nor more than twenty Directors, as specified by resolution of the majority of the entire Board of Directors, provided that at least 75% of the entire Board of Directors, including the Chairman, shall be persons who are not "interested persons" of the Corporation or its Investment Manager or Investment Adviser ("Independent Directors"), as the term "interested person" is defined in the 1940 Act. The total number of Directors of the Corporation may be fixed only by a vote of the Board of Directors.

(b)        Terms of Directors. The Directors elected by holders of common stock are divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively. The Class I Directors to be originally elected for a term expiring at the annual meeting held in 1993, the Class II Directors to be originally elected for a term expiring at the annual meeting held in 1994 and the Class III Directors to be originally elected for a term expiring at the annual meeting held in 1995. After expiration of the terms of office specified for such Directors, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such terms, and until their successors are duly elected and have qualified.

(c)        Qualifications of Directors. (1) To qualify as a nominee for a Directorship, each candidate must be nominated in accordance with Section 11 or Section 12 of Article II, as applicable, and, at the time of nomination, must possess at least the following specific minimum qualifications: (i) a nominee shall have at least five years’ experience in either investment management, economics, public accounting or Australian business; (ii) a nominee shall have a college undergraduate or graduate degree in economics, finance, business administration, accounting or engineering, or a professional degree in law, engineering, or medicine from an accredited university or college in the United States, Australia, the United Kingdom, Canada or New Zealand, or the equivalent degree from an equivalent institution of higher learning in another country; and (iii) a nominee shall not have violated any provision of the U.S. federal or state securities laws, or comparable laws of another country.

   (2)    The Nominating and Corporate Governance Committee of the Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provision of this subsection (c) at the time of nomination or at the time of election shall not be eligible for nomination or election, as applicable, as a Director.

  (3)    The Nominating and Corporate Governance Committee of the Board of Directors shall apply the Fund’s Conflict of Interest and Corporate Opportunities Policy adopted by the Board on September 13, 2004 as subsequently amended or modified (the "Policy") as a standard in selecting nominees to ensure that (i) an incumbent nominee shall not have violated any provision of the Policy, and (ii) an individual who is not an incumbent Director shall not have a relationship, hold any position or office or otherwise engage in any activity that would result in a violation of the Policy if the individual were elected as a Director.

(4)     In addition, no person shall be qualified to be a Director unless the Nominating and Corporate Governance Committee, in consultation with counsel to the Corporation, has determined that such person, if elected as a Director, would not cause the Corporation to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Charter (as amended and supplemented from time to time), or any general policy adopted by the Board of Directors regarding either retirement age or the percentage of "interested persons" (as defined in the 1940 Act) and non-interested persons to comprise the Corporation’s Board of Directors.

(5)     The provisions of subsections (1) and (2) of this section shall not apply to the nomination for an additional term of any person who was a Director of the Corporation as of September 13, 2004, the date of the adoption of subsections (1) and (2).

(6)     The Nominating and Corporate Governance Committee of the Board of Directors shall apply the Fund’s Retirement Policy, as in effect from time to time, as a standard in selecting nominees.

Section 3.          Election. A Director shall be elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote in the election of such director.

Section 4.          Vacancies and Newly Created Directorships.

(a)        Any vacancy, by reason of death, resignation, removal or otherwise, on the Board of Directors, or any vacancy resulting from an increase in the number of Directors, may be filled solely by the affirmative vote of a majority of the remaining Directors (or Director), even if the remaining Directors do not constitute a quorum.

(b)        Notwithstanding the foregoing, the provisions in (a) above are contingent upon the condition that immediately after filling any such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the

Corporation. In the event that, at any time, other than the time preceding the first annual stockholders’ meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

Section 5.          Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of at least two-thirds (2/3) of the votes entitled to be cast thereon, remove for cause any Director or Directors.

Section 6.          Place of Meeting. The Board of Directors may hold meetings, have one or more offices, and keep the books of the Corporation, within or outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that Board meetings shall not be held in Australia.

Section 7.          Annual and Regular Meetings. The annual meeting of the Board of Directors for selecting officers and transacting other proper business shall be the next regularly scheduled Board Meeting following the annual stockholders’ meeting, at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated to each Director not present at the meeting at which such change was made as provided in Section 8 of this Article III for notice of special meetings of the Board of Directors.

Section 8.          Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or any two or more Directors. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his or her business or residence address. Notice by personal delivery, telephone, courier, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 9.          Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the meeting.

Section 10.        Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that, if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority of such group. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, without further notice, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these Bylaws.

The Directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 11.        Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent to such action is given in writing or by electronic transmission by all members of the Board or of any committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee.

Section 12.        Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

Section 13.        Authorization for Independent Directors to Retain Employees and Advisers. Independent Directors are authorized, at the expense of the Corporation, to hire employees and to retain advisers and experts necessary to carry out their duties.

Section 14.        Director Emeritus. The Nominating and Corporate Governance Committee of the Board of Directors may select one or more Director Emeritus to serve for a one-year term in accordance with the Corporation’s Director Emeritus Policy, as in effect from time to time.

Section 15.        Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the absence of the Chairman, the Vice Chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board of Directors, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 16.        Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 17.        Reliance. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 18.        Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 19.        Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Boardof Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than one day before to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1.          Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of one or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. Except as prohibited by law, the Board may delegate to these committees any of its powers.

Section 2.          Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee, consistent with law, may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. If a committee shall not have adopted any such rules and regulations, the proceedings, quorum and manner of acting of any committee shall be subject to the same rules and regulations for proceedings, quorum and manner of acting of the Board of Directors. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

ARTICLE V

OFFICERS

Section 1.          General. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8 of this Article.

Section 2.          Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 8 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

Section 3.          Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Such resignation shall take effect upon delivery or at such later time specified therein.

Section 4.          President. The President shall be the chief executive officer of the Corporation. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.          Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 6.          Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of

Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 7.          Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and the Board of Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any current Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 8.          Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 9.          Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 8 of this Article V.

Section 10.        Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act or the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds or securities that may come into his hands.

ARTICLE VI

STOCK

Section 1.          Certificates of Stock. The Board of Directors may authorize the Corporation to issue certificated or uncertificated shares of stock of the Corporation. In the event that the

Corporation issues shares of stock represented by certificates, such certificates shall be in the form prescribed by the Board of Directors or any duly authorized officer, shall be signed by the officers of the Corporation in the manner permitted by the MGCL and shall contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 2.          Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative. Certificated shares may be transferred upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Uncertificated shares may be transferred upon delivery of such evidence of succession, assignment or authority to transfer such shares as the Corporation or its agents may reasonably require. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 3.          Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4.          Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made any certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5.          Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders’ meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned, except if the meeting is adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 6.          Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The issuance of a replacement certificate is subject to the determination of the Board of Directors that shares represented by the certificate alleged to be lost, stolen or destroyed shall no longer be represented by certificates.

ARTICLE VII

FISCAL YEAR AND ACCOUNTANT

Section 1.          Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

Section 2.          Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

ARTICLE VIII

CUSTODY OF SECURITIES

Section 1.          Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000) or such other financial institution as shall be permitted by rule or order of the United States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2.          Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

ARTICLE IX

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.          Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by the MGCL and the 1940 Act, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse the reasonable expenses in advance of ultimate disposition of a proceeding to any individual who is a present or former Director or officer of the Corporation and (a) who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) serves or has served at the request of the Corporation as a director, officer, partner, member, trustee, employee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2.          Indemnification of Employees and Agents. Employees and agents who are not officers or Directors of the Corporation and each Director Emeritus may be indemnified, and the reasonable expenses of such employee, agent or Director Emeritus may be paid or reimbursed, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the MGCL or the 1940 Act.

Section 3.          Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to any Director, Director Emeritus, officer, employee or agent by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested Directors or otherwise.

Section 4.          Amendments. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Bylaws or Charter inconsistent with this Article IX, shall apply to or affect in any respect the applicability of this Article IX with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 5.          Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Director Emeritus, officer, employee or agent of the Corporation or who, while a Director, Director Emeritus, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position; provided that no insurance may be purchased by the Corporation on behalf of any person against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE X

AMENDMENTS

Except as otherwise expressly provided in the Charter or these Bylaws, the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.